Exhibit  23.3



MADSEN  & ASSOCIATED, CPA'S INC.                        684 East Vine Street, #3
--------------------------------                             Murray, Utah, 84107
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS                 Telephone 801-268-2632
      CONSULTANT BOARD                                         Fax: 801-262-3978



               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated April 28, 2004, accompanying the audited financial statements of Rubincon Ventures, Inc. at January 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended January 31, 2004 and 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2A.

August 25, 2004                         s/  Madsen  & Associates, CPA's Inc.